TO BE EFFECTIVE MARCH 15, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          STRONG OPPORTUNITY FUND, INC.

         The undersigned Vice President and Assistant Secretary of Strong Opportunity Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Endeavor Fund as an additional class of Common Stock.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                       SERIES                     AUTHORIZED NUMBER OF SHARES

Strong Advisor Endeavor 20 Fund             Class A                    Indefinite
                                            Class B                    Indefinite
                                            Class C                    Indefinite
                                            Class L                    Indefinite
Strong Endeavor Fund                        Investor                   Indefinite
Strong Opportunity Fund                     Investor                   Indefinite
                                            Advisor                    Indefinite
Strong Science and Technology Fund                                     Indefinite "'

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 26, 2001 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 21st day of February, 2001.

                                  STRONG OPPORTUNITY FUND, INC.

                                  By:  /S/ CATHLEEN A. EBACHER
                                        -------------------------------------
                                        Cathleen A. Ebacher, Vice President and
                                        Assistant Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051